Exhibit 99.16(b)

MFS SERIES TRUST I

POWER OF ATTORNEY

The undersigned, a Trustee of MFS Series Trust I (the “Registrant”), hereby severally constitutes and appoints Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Timothy M. Fagan, Susan A. Pereira and Brian E. Langenfeld, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of MFS Capital Opportunities Fund, a series of MFS Series Trust VII (“MVF”), to MFS Core Equity Fund, a series of the Registrant (“RGI”), in exchange solely for the assumption of certain identified liabilities of MVF and the issuance to MVF of shares of beneficial interest in RGI (the “Reorganization”) and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued in the Reorganization by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 27th Day of February, 2007.

Robert E. Butler	Trustee
Robert E. Butler

Lawrence H. Cohn	Trustee
Lawrence H. Cohn

David H. Gunning	Trustee
David H. Gunning

William R. Gutow	Trustee
William R. Gutow

Michael Hegarty	Trustee
Michael Hegarty

J. Atwood Ives	Trustee
J. Atwood Ives

Robert J. Manning	Trustee
Robert J. Manning

Lawrence T. Perera	Trustee
Lawrence T. Perera

Robert C. Pozen	Trustee
Robert C. Pozen

J. Dale Sherratt	Trustee
J. Dale Sherratt

Laurie J. Thomsen	Trustee
Laurie J. Thomsen

Robert W. Uek	Trustee
Robert W. Uek